Exhibit 99.1

NEWS RELEASE

GRAY ANNOUNCES UPSIZING AND PRICING OF

$1,300.0 MILLION OF 5.375% SENIOR NOTES DUE 2031

Atlanta, Georgia – October 26, 2021. . . Gray Television, Inc. (“Gray”) (NYSE: GTN) announced today the pricing of its previously announced private offering of $1,300.0 million aggregate principal amount of 5.375% senior notes due 2031 (the “Notes”) by Gray Escrow II, Inc., a special purpose wholly owned subsidiary of Gray (the “Escrow Issuer”). This represents an increase of $175.0 million over the amount previously announced. The Notes were priced at 100% of par. The offering of the Notes is expected to close on November 9, 2021, subject to customary closing conditions, at which time the proceeds of the offering will be funded into an escrow account.

The Notes are being offered to finance, together with cash on hand and anticipated borrowings under Gray’s senior credit facility, Gray’s pending merger with Meredith Corporation (“Meredith”), pursuant to which Gray will acquire Meredith’s local media group, immediately after and subject to Meredith’s spin-off of its national media group to the Meredith shareholders (the “Meredith Merger”), which was previously announced on May 3, 2021 and is expected to close in December 2021. If the Meredith Merger is consummated and certain other conditions are satisfied, the net proceeds from the offering will be released from escrow to fund the Meredith Merger, the Escrow Issuer will merge with and into Gray and Gray will become the primary obligor under the Notes (the “Assumption”).

Following the Assumption, the Notes will be guaranteed, jointly and severally, by each existing and future restricted subsidiary of Gray that guarantees Gray’s existing senior credit facility.

The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains certain forward-looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact, and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s ability to complete its pending acquisition of Meredith Corporation’s local media group or other pending transactions on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, and other future events. Gray is subject to additional risks and uncertainties described in

Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

Gray Contacts:

www.gray.tv

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-504-9828